UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 2320 Denver, Colorado	80202-3625
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre−commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre−commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Contribution Agreement

On October 16, 2014, Earthstone Energy, Inc., a Delaware corporation (“Earthstone” or the “Company”), Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), Sabine River Energy, LLC, a Texas limited liability company wholly owned by Oak Valley (“Sabine”), Oak Valley Operating, LLC, a Texas limited liability company wholly owned by Oak Valley (“Oak Valley Operator”), Parallel Resource Partners, LLC, a Delaware limited liability company (“Parallel”), and Flatonia Energy, LLC, a Delaware limited liability company managed by Parallel (“Flatonia”), entered into a Contribution Agreement (the “Contribution Agreement”).  The Contribution Agreement provides that, upon the terms and subject to the conditions set forth in the Contribution Agreement, Oak Valley, through its wholly owned subsidiary Sabine, will acquire a 20% undivided ownership interest in certain oil and gas properties located in Fayette and Gonzales Counties, Texas, in exchange for the issuance of approximately 2.957 million shares (the “Contribution Shares”) of Earthstone common stock, par value $0.001 per share (the “Common Stock”), to Flatonia (the “Contribution”).  Currently, Flatonia owns a 70% undivided interest, and Sabine owns a 30% undivided interest, in this Eagle Ford horizontal development project, which is operated by Oak Valley Operator.  After the transaction, Flatonia will continue to hold a 50% undivided interest in this project, and Sabine, which will then be owned by Earthstone, will hold the remaining 50%.

The closing of the Contribution is subject to the closing of the transactions contemplated by that certain Exchange Agreement, dated May 15, 2014 and as amended as of September 26, 2014, between Earthstone and Oak Valley (the “Exchange Agreement”), as referenced in the Company’s Current Report on Form 8-K filed on May 16, 2014 with the U.S. Securities and Exchange Commission (the “SEC”).  After giving effect to the transactions contemplated by the Exchange Agreement and the Contribution Agreement, current Earthstone stockholders will own 12.6%, Oak Valley will own 66.0%, and Flatonia will own 21.4%, respectively, of the Company’s outstanding Common Stock.  The Contribution Agreement and the Contribution have been approved by the board of directors of Earthstone (the “Board”) and the board of managers of each of Oak Valley, Flatonia and Parallel.

The closing of the Contribution is subject to the approval by the Company’s stockholders of the issuance of the Contribution Shares to Flatonia.  The closing of the Contribution is also subject to other customary closing conditions, including, among others, the listing approval by NYSE MKT of the Contribution Shares, the accuracy of each party’s representations and warranties contained in the Contribution Agreement and each party’s compliance with its covenants and agreements contained in the Contribution Agreement in all material respects.

The parties have made customary representations and warranties in the Contribution Agreement for a transaction of this nature.  Some of the Company’s representations and warranties are qualified by reference to materiality or Material Adverse Effect, as that term is defined in the Contribution Agreement.  The representations and warranties of the parties do not survive termination of the Contribution Agreement or closing of the Contribution.  The assertions embodied in the representations and warranties were made solely for purposes of the Contribution Agreement among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms.  Moreover, some of those representations and warranties were made as of a specific date, are subject to a contractual standard of materiality different from those generally applicable to stockholders and have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.  The Company’s stockholders are not third-party beneficiaries under the Contribution Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties to the Contribution Agreement or any of their respective subsidiaries or affiliates.

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In addition, the Company has agreed to certain covenants in the Contribution Agreement, including, among other items, (i) subject to certain exceptions, to hold a meeting of its stockholders to consider approval of the issuance of the Contribution Shares; and (ii) subject to certain exceptions, for its Board to not withdraw its recommendation that the stockholders of the Company approve the issuance of the Contribution Shares to Flatonia.

The Contribution Agreement may be terminated under certain circumstances, including in connection with a termination of the Exchange Agreement.

At closing, the Contribution Agreement requires that the Company enter into a Registration Rights Agreement with Flatonia, Parallel and Oak Valley pursuant to which the Company will agree to register the shares of Common Stock to be issued to Flatonia with the SEC, upon the terms and subject to the conditions set forth therein.

In connection with the execution of the Contribution Agreement, Ray Singleton, the Company’s Chief Executive Officer and holder of approximately 26% of the Company’s outstanding Common Stock, entered into an amended and restated voting agreement (the “Voting Agreement”) whereby Mr. Singleton agreed to vote in favor of the issuance of the Contribution Shares to Flatonia and the related matters, unless the Contribution Agreement is terminated according to its terms prior to the stockholder meeting.

The foregoing description of the Contribution Agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Rights Agreement

On October 16, 2014, immediately prior to the execution and delivery of the Contribution Agreement and the Voting Agreement, Earthstone entered into the Third Amendment to the Rights Agreement, dated February 4, 2009 and as amended by the First Amendment to the Rights Agreement dated May 15, 2014 and the Second Amendment to the Rights Agreement dated May 15, 2014.  The Rights Agreement dated February 4, 2009 (the “Rights Agreement”) sets forth the terms under which the Company would issue preferred share purchase rights (the “Rights”).

The primary purposes of the Third Amendment to the Rights Agreement are to:

●
Exempt from the definition of Acquiring Person (as defined in the Rights Agreement) any person who would otherwise be deemed an Acquiring Person by virtue of the execution and delivery of the Contribution Agreement or by virtue of the execution and delivery of the Voting Agreement, or any agreements ancillary to the Contribution Agreement or the Voting Agreement, or as a result of the approval, announcement or consummation of the transactions contemplated by the Contribution Agreement, the Voting Agreement or any such ancillary agreements;

●
Exempt from the definition of Shares Acquisition Date (as defined in the Rights Agreement) the execution and delivery of the Contribution Agreement, the Voting Agreement or any agreements ancillary thereto, the approval or announcement thereof, or the consummation of the transactions contemplated thereby; and

●
Exempt from the definition of Distribution Date (as defined in the Rights Agreement) the execution and delivery of the Contribution Agreement, the Voting Agreement or any agreements ancillary thereto, the approval or announcement thereof, or the consummation of the transactions contemplated thereby.

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The foregoing description of the Third Amendment to the Rights Agreement is qualified in its entirety by the terms of such amendment, a copy of which is filed as Exhibit 4.1 of the registration statement on Form 8-A/A filed on October 20, 2014 and is incorporated herein by reference.

Additional Information About the Proposed Transactions

In connection with the proposed transactions, Earthstone will file with the SEC a definitive proxy statement that will include important information about Earthstone, Oak Valley, Flatonia and the proposed transactions.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE AND THE PROPOSED TRANSACTIONS.  Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting the Company by mail at 633 Seventeenth Street, Suite 2320, Denver, Colorado 80202, or by telephone at (303) 296-3076.

Participants in Solicitation

Earthstone and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Earthstone in respect of the proposed transactions.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Earthstone’s stockholders in connection with the proposed transactions, including the interests of such persons in the proposed transactions, will be set forth in Earthstone’s definitive proxy statement when it is filed with the SEC.  Investors and security holders can find information regarding Earthstone’s directors and executive officers in Earthstone’s definitive proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on July 26, 2013.

Item 3.02          Unregistered Sales of Equity Securities.

As discussed in Item 1.01 of this Current Report on Form 8-K, on May 15, 2014, the Company entered into a Contribution Agreement, pursuant to which Earthstone will issue to Flatonia approximately 2.96 million shares of Common Stock subject to the terms and conditions set forth in the Contribution Agreement.  The issuance of securities is exempt from registration as a private placement under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, among other exemptions.

Item 3.03          Material Modification to Rights of Security Holders.

The description of the amendment to the Rights Agreement discussed in Item 1.01 above is hereby incorporated by reference.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
4.1
Third Amendment to Rights Agreement, dated as of October 16, 2014, between Earthstone Energy, Inc. and Direct Transfer LLC (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on October 20, 2014)

10.1
Contribution Agreement, dated as of October 16, 2014, among Earthstone Energy, Inc., Oak Valley Resources, LLC, Sabine River Energy, LLC, Oak Valley Operating, LLC, Parallel Resource Partners, LLC and Flatonia Energy, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: October 20, 2014	By:	/s/ Ray Singleton
Ray Singleton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Third Amendment to Rights Agreement, dated as of October 16, 2014, between Earthstone Energy, Inc. and Direct Transfer LLC (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on October 20, 2014)

10.1
Contribution Agreement, dated as of October 16, 2014, among Earthstone Energy, Inc., Oak Valley Resources, LLC, Sabine River Energy, LLC, Oak Valley Operating, LLC, Parallel Resource Partners, LLC and Flatonia Energy, LLC